UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2025

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2025, Investar Holding Corporation (the “Company”), through its wholly-owned subsidiary, Investar Bank (the “Bank”), entered into an employment agreement (the “Employment Agreement”) and a Salary Continuation Agreement (the “Salary Continuation Agreement”) with John R. Campbell. Mr. Campbell will continue to serve as Executive Vice President and Chief Financial Officer of the Bank. The Board of Directors of the Company (the “Company Board”), acting upon the recommendation of the Compensation Committee, approved each of the agreements. In addition, the Bank will amend a Split Dollar Life Insurance Agreement (the “Split Dollar Agreement”) currently in place with Mr. Campbell. The Employment Agreement and the Salary Continuation Agreement are effective October 31, 2025 (the “Effective Date”), and the Split Dollar Agreement is effective as of the date the life insurance policies referenced in such agreements are issued.

Employment Agreement

The initial term of the Employment Agreement expires on October 31, 2028 and will automatically renew for successive one-year periods unless written notice of non-renewal is given by either party to the other at least ninety (90) days prior to the expiration of the then-current term.

Under the Employment Agreement, Mr. Campbell is entitled to $350,000 in annual base salary. He is also eligible to receive annual incentive compensation of up to 45% of his base salary earned for that calendar year, subject to the discretion and approval of the Company Board.

He is entitled to participate in the employee benefit plans, programs and policies maintained by the Company and Bank applicable generally to senior executives in accordance with the terms and conditions of such arrangements as in effect from time to time and as otherwise set forth in the Employment Agreement, and the Employment Agreement also provides for paid time off and reimbursement of reasonable travel and entertainment expenses.

Under the terms of the Employment Agreement, if the Company and the Bank terminate his employment for disability (as defined in the Employment Agreement), Mr. Campbell will be entitled to any accrued but unpaid base salary and incentive compensation and other vested benefits and the continued payment of his then-current base salary for one hundred eighty days. In addition, if the Company and the Bank terminate his employment other than for cause (as defined in the Employment Agreement), death, or disability, or he terminates employment for good reason (as defined in the Employment Agreement), he will be entitled to:

• any accrued but unpaid base salary and incentive compensation and other vested benefits;

• an amount equal to the sum of his then-current base salary plus the average annual bonus paid to him over the preceding three calendar years, to be paid in equal monthly installments over twelve months; and

• continued medical insurance coverage for Mr. Campbell and his dependents for eighteen months following the date of termination, unless he becomes eligible to receive group health benefits under a subsequent employer.

Under the terms of the Employment Agreement, if the Company and the Bank terminate Mr. Campbell’s employment other than for cause, death or disability, or he terminates employment for good reason, in either case during the term of the Employment Agreement within six months prior to or twelve months following a change in control, he will be entitled to the benefits outlined above and to an additional amount paid in a lump sum equal to 50% of the sum of his then-current base salary plus the average annual bonus paid to him over the preceding three calendar years.

The Employment Agreement contains provisions governing the non-disclosure and non-use of the trade secrets and confidential information of the Company and the Bank and mutual covenants not to disparage the other party. In addition, the Employment Agreement includes non-competition, non-solicitation of customers and non-piracy of employees covenants which remain in effect for twelve months following the termination of his employment (or twenty four months following termination in connection with a change in control). Additionally, he is subject to certain forfeiture, regulatory and recoupment restrictions and must execute a valid release of claims in order to receive any severance payment.

Salary Continuation Agreement

The Salary Continuation Agreement represents an unfunded, non-qualified deferred compensation arrangement under the Internal Revenue Code of 1986, as amended. The Salary Continuation Agreement between the Bank and Mr. Campbell provides that he shall receive annual payments of $125,000 upon attaining the age of 65, with such payments payable monthly over a period of 120 months (10 years). Mr. Campbell is also entitled to certain reduced payments following a termination of employment prior to attaining age 65 (other than a termination due to death or with cause), which payments will be made on the same schedule as set forth above. Mr. Campbell’s Salary Continuation Agreements provides for a lump sum payment of the accrual balance amount of the applicable benefit upon a qualifying change in control. The payment of the benefits to Mr. Campbell is subject to forfeiture if his employment is terminated with cause, or if under the Federal Deposit Insurance Act, he is subject to a final removal or prohibition order issued by an appropriate federal banking agency or the Bank is in default.

Split Dollar Life Insurance Agreement

The Split Dollar Agreement provides for the division of death proceeds under certain life insurance policies owned by the Bank on the life of Mr. Campbell with his designated beneficiary. The Bank has the right to exercise all incidents of ownership of the life insurance policies and maintains at all times ownership of the cash value of the insurance policies. Under the Split Dollar Agreement, if Mr. Campbell dies prior to termination of his employment with the Bank, his designated beneficiary will be entitled to a benefit equal to the accrued liability at retirement from his Salary Continuation Agreement limited to 100% of the Net Amount at Risk insurance portion of the proceeds. For purposes of the Split Dollar Agreement, “Net Amount at Risk” means the difference between the total death proceeds payable under the insurance policies less the aggregate cash value of the policies measured as of the date giving rise to the need for such calculation. The amount of the benefit payable under the Split Dollar Agreement may be reduced or eliminated if Mr. Campbell fails to cooperate with the Bank or the insurer with regards to the policies. In addition, no benefits will be paid if he dies under circumstances that result in no coverage under the policies (such as suicide); provided, however, that the Bank will evaluate the reason for denial and, upon advice of legal counsel and in its sole discretion, consider judicially challenging such denial.

The foregoing description of the Employment Agreement, the Salary Continuation Agreement, the Split Dollar Agreement and the First Amendment to Split Dollar Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, the Salary Continuation Agreement, the Split Dollar Agreement and the First Amendment to Split Dollar Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 8.01 Other Events

On October 28, 2025, during an open trading window, John J. D’Angelo, President and Chief Executive Officer of the Company, adopted a prearranged stock trading plan (the “Plan”) to exercise Company stock options that are set to expire in March 2026 and sell a portion of the acquired stock. This plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy. The Plan becomes effective on January 26, 2026 and will expire on or before March 31, 2026.

Mr. D’Angelo entered into the Plan as part of his personal long-term financial and tax planning strategies. The Plan provides for the orderly exercise of up to 26,163 stock options held by Mr. D’Angelo that will expire in March 2026, and the related sale of the acquired shares. Mr. D’Angelo continues to hold a significant number of fully-vested shares, exceeding the Company’s guidelines for share ownership. Any transactions under the Plan will be publicly reported through Form 4 filings with the Securities and Exchange Commission.

Other officers or directors of the Company may, in the future, enter into Rule 10b5-1 trading plans related to the Company’s shares. The Company undertakes no obligation to report Rule 10b5-1 trading plans adopted by any of its officers or directors, or to report any modifications or terminations of any publicly announced plans, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of October 31, 2025, by and between Investar Bank, National Association and John R. Campbell
10.2	Salary Continuation Agreement, dated October 31, 2025, by and between Investar Bank and John R. Campbell
10.3	Split Dollar Agreement, dated May 9, 2024, by and between Investar Bank and John R. Campbell
10.4	First Amendment to Split Dollar Agreement, dated October 31, 2025, by and between Investar Bank and John R. Campbell
104	The cover page of Investar Holding Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: November 3, 2025	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer